UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Analytical Surveys Inc
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ANALYTICAL SURVEYS, INC.

9725 Datapoint Drive Suite 300B

San Antonio, Texas 78229

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held September 29, 2005

To the Shareholders of Analytical Surveys, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Analytical Surveys, Inc. (the “Company”) will be held at 9725 Datapoint Drive, Suite 300B, San Antonio, Texas, at 10:00 a.m., CDT, on Thursday, September 29, 2005, for the following purposes:

1.               To elect four directors to the Board of Directors.

2.               To ratify the appointment of Pannell Kerr Forster of Texas, P.C., as independent public accountants for the fiscal year ending September 30, 2005.

3.               To transact such other business as may properly come before the Annual Meeting, or any adjournment or adjournments thereof.

Shareholders of record at the close of business on July 29, 2005, will be entitled to notice of and to vote at the Annual Meeting, or any adjournment or adjournments thereof.  You are cordially invited to attend the Annual Meeting in person.  Even if you plan to attend the Annual Meeting, however, you are requested to submit your vote by phone, by Internet or by completing, signing, dating and promptly mailing the enclosed proxy for which a return envelope is provided.

Attendance or representation of at least a majority of all outstanding shares of common stock of the Company is required to constitute a quorum.  Accordingly, it is important that your stock be represented at the meeting.

A proxy statement explaining the matters to be acted upon at the meeting is enclosed.  Also enclosed is a copy of the annual report of the Company on Form 10-K for the fiscal year ended September 30, 2004.

By Order of the Board of Directors

Lori Jones, Secretary

San Antonio, Texas
August 18, 2005

WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO VOTE YOUR SHARES AT YOUR EARLIEST CONVENIENCE.  IF YOU ATTEND THE ANNUAL MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

ANALYTICAL SURVEYS, INC.

9725 Datapoint Drive, Suite 300B

San Antonio, Texas 78229

PROXY STATEMENT

2005 Annual Meeting of Shareholders

This Proxy Statement and accompanying proxy card are furnished in connection with the solicitation of proxies on behalf of the Board of Directors (“Board”) of Analytical Surveys, Inc., a Colorado corporation (“ASI” or the “Company”), for use at the annual meeting of shareholders to be held on Thursday, September 29, 2005, at 9725 Datapoint Drive, Suite 300B, San Antonio, Texas, at 10:00 a.m., CDT, or at any adjournment or adjournments thereof (such meeting or adjournment(s) thereof referred to as the “Annual Meeting”) for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Shareholders.  Copies of the Proxy Statement and the accompanying proxy card are being mailed to shareholders on or about August 23, 2005.

The Board has fixed the close of business on July 29, 2005, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.  At that date there were outstanding 2,869,272 shares of common stock, no par value per share (“Common Stock”), of the Company and the holders thereof will be entitled to one vote for each share of Common Stock held of record by them on that date for each proposal to be presented at the Annual Meeting.  A majority of the outstanding shares will constitute a quorum at the Annual Meeting.  Information regarding the vote required for approval of particular matters is set forth in the discussion of those matters appearing elsewhere in this Proxy Statement.  Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

All shares represented by properly executed or submitted proxies, unless such proxies previously have been revoked, will be voted at the Annual Meeting in accordance with the direction on the proxies.  If no direction is indicated, the shares will be voted FOR the election as directors of the nominees listed therein and FOR the ratification of Pannell Kerr Forster of Texas, P.C. as the Company’s independent public accounts and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Annual Meeting.  A proxy received by the Board of the Company may be revoked by the shareholder giving the proxy at any time before it is exercised.  A shareholder who signs and mails the enclosed proxy, even though executed and returned, make revoke the proxy at any time prior to the voting of the proxy by (i) notification in writing to the Company at 9725 Datapoint Drive, Suite 300B, San Antonio, Texas 78229, Attention:  Corporate Secretary, (ii) execution of a proxy bearing a later date, or (iii) attendance at the Annual Meeting and voting by ballot.  To revoke a proxy previously submitted by telephone or the Internet, a shareholder of record can simply vote again at a later date using the same procedures, in which case the later submitted vote will be recorded and the earlier vote will thereby be revoked.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

General

Four directors are to be elected at the Annual Meeting.  Each nominee is currently a director of the Company.  The directors will be elected to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified.  If, for any reason, at the time of the election one or more of the nominees should be unable to serve, the proxy will be voted for a substitute nominee or nominees selected by the Board.

Vote Required for Election

In accordance with the Company’s By-Laws, the directors will be elected by a plurality of votes cast at the Annual Meeting.  Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.  The persons named as proxy holders in the accompanying proxy intend to vote each properly signed and submitted proxy FOR the election as a director of each of the persons named as a nominee below under “Nominees for Director” unless authority to vote in the election of directors is withheld on such proxy.

The Board of Directors unanimously recommends a vote FOR the election of the nominees listed below under “Nominees for Director.”

Nominees for Director

The following table sets forth the name, age and principal position of each nominee for director to hold office:

NAME	AGE	POSITION

R. Thomas Roddy	65	Director and Chairman of the Board
Lori A. Jones	48	Director and Chief Executive Officer
Edward P. Gistaro	70	Director
Rad Weaver	30	Director

R Thomas Roddy, 65, Mr. Roddy has served as an independent outside director and Chairman of the Board of the Company since December 2004.  Mr. Roddy also serves as Chairman of the Board of Texas-based Lone Star Capital Bank and is former president of Nasdaq-listed Benson Financial Corp.  He served as a board member of the San Antonio Branch of the Federal Reserve Bank of Dallas from December 1998 until December 2004.  Mr. Roddy serves as a member of the Audit Committee.  Mr. Roddy holds a BBA from Southwest Texas State University (now Texas State University) and as well as its Graduate of School of Banking.

Edward P. Gistaro, 70, has served as an independent outside director of the Company and chairman of its Audit Committee since December 2004.  Mr. Gistaro is chairman and retired CEO of Docucon, Inc., a now-privately held document-imaging company.  In 1988, he joined a small group that started this document imaging company, helped take it public, and served as CEO until he retired in 1998.  Mr. Gistaro held various management positions from 1973 until 1987 at Datapoint Corporation, including CEO, CFO, president and chief operating officer.   Mr. Gistaro holds a BSEE from Notre Dame.

Rad Weaver, 30, was appointed as a director of the Company in August 2005.  Mr. Weaver has served as an investment analyst with McCombs Enterprises in San Antonio Texas, since March 2000, participating in the asset allocation of its equity portfolio.  Mr. Weaver is also a director of privately held Media Excel, Agilight, and Wholesale Clicks, Inc.  Mr. Weaver holds a BBA from the University of Texas at Austin.  Mr. Weaver is an independent director and a member of the Audit Committee.

Lori A. Jones, 48, has served as a director and Chief Executive Officer of the Company since December 2004.  Ms. Jones served as the Company’s Chief Financial Officer from January 2003 until December 2004.  From

March 2001 to January 2003, Ms. Jones was a partner with Tatum CFO Partners LLP, a financial consulting company. From May 2000 to March 2001, Ms. Jones served as the chief financial officer of Worldmerc Incorporated. From January 1999 to May 2000, Ms. Jones was the chief financial officer of Billserv Inc., an electronic billing presentation and payment service company. From May 1990 to December 1998, Ms. Jones served in various capacities, including chief financial officer, at Docucon, Inc., a document imaging services company.  Ms. Jones is a C.P.A. and holds a M.B.A. from the University of Texas at San Antonio.

Board of Directors Meetings and Committees

During the year ended September 30, 2004, the Board met eight times.  All of the directors attended at least 75 percent of the meetings of the Board and committee meetings of which they were a member during the time they served as directors.  The Company does not have a formal policy regarding director attendance at annual meetings of shareholders, however, it is expected, absent good reason, that all directors will be in attendance. All of the Company’s directors attended via telephone the Annual Meeting of Shareholders held in 2004.

Compensation Committee

Mr. Dean chaired the Compensation Committee, and Messrs. Christopher Illick and Livingston Kosberg served as members of the Compensation Committee during fiscal 2004 and until their resignations from the Board in December 2004.  The resignations were a result of the relinquishment of control of the Board by Tonga Partners, LLP (“Tonga”) (see Certain Relationships and Related Transaction).  The Compensation Committee met two times during fiscal 2004.  The Compensation Committee reviews and recommends to the Board salary and incentive compensation, including bonus, stock options and restricted stock for the Chief Executive Officer; reviews and approves the salaries and incentive compensation for all corporate officers; and advises the Board of Directors with respect to the incentive compensation to be allocated to employees.  The Compensation Committee does not include any employees or former or current officers of the Company.  The Board of Directors has determined that all of the members of the Compensation Committee currently are independent, as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ (“NASD”) listing standards.

Since their appointment as directors in December 2004, Mr. Roddy and Mr. Gistaro have served as members of the Compensation Committee.

Audit Committee

Mr. Dean was appointed to the Audit Committee on January 28, 2004, after the resignation of Mr. Josh Huffard from the Board.  Mr. Dean served on the Audit Committee with Mr. Illick, Chairman of the Audit Committee, and Mr. Kosberg, until their resignations from the Board in December 2004 The resignations were a result of the relinquishment of control of the Board by Tonga (see Certain Relationships and Related Transaction).  The primary purposes of the Audit Committee, which met four times in fiscal 2004, are to recommend the appointment of the Company’s independent accountants; review the scope and results of the audit plans of the independent accountants; oversee the scope and adequacy of the Company’s internal accounting control and record-keeping systems; review non-audit services to be performed by the independent accountants; and determine the appropriateness of fees for audit and non-audit services performed by the independent accountants.  The Board determined that Mr. Illick is an audit committee financial expert as described in Item 401(h) of Regulation S-K.  In addition, the Board has determined that each member of the Audit Committee is financially literate and independent, as independence for audit committee members is defined in Rule 4200(a)(15) of the NASD’s listing standards.  The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended.

Mr. Gistaro has served as chairman and Mr. Roddy has served as a member of the Audit Committee since their appointments to the Board in December 2004.  Mr. Weaver was appointed to the Audit Committee on August 15, 2005.  The Board has determined that both Mr. Roddy and Mr. Gistaro are audit committee financial experts as described in Item 401(h) of Regulation S-K.

Director Nomination Policy

The Company does not currently have a standing Nominating Committee or a formal Nominating Committee Charter.  Currently, a majority of the independent members of the Board (as determined by the Board as required by the NASD listing standards), rather than a Nominating Committee, approves or recommends to the full Board those persons to be nominated.  The Board believes that the current method of nominating directors is appropriate because it complies with NASD listing standards.

The Board has, by resolution, adopted a director nomination policy.  The purpose of the policy is to describe the process by which candidates for inclusion in the Company’s recommended slate of director nominees are selected.  The director nomination policy is administered by the Board.

Candidates for Board membership must possess the background, skills and expertise to make significant contributions to the Board, to the Company and its shareholders.  Desired qualities to be considered include substantial experience in business or administrative activities; breadth of knowledge about issues affecting the Company; and ability and willingness to contribute special competencies to Board activities.  The independent members of the Board also consider whether members and potential members are independent under the NASD listing standards.  In addition, candidates should possess the following attributes: personal integrity; absence of conflicts of interest that might impede the proper performance of the responsibilities of a director; ability to apply sound and independent business judgment; sufficient time to devote to Board and Company matters; ability to fairly and equally represent all shareholders; reputation and achievement in other areas; independence under rules promulgated by the Securities and Exchange Commission (“SEC”) and the NASD listing standards; and diversity of viewpoints, background and experiences.

The Board intends to review the director nomination policy from time to time to consider whether modifications to the policy may be advisable as the Company’s needs and circumstances evolve, and as applicable legal or listing standards change.  The Board may amend the director nomination policy at any time.

Shareholder Nominations

The Board will consider director candidates recommended by shareholders and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources.  In making recommendations for director nominees for the annual meeting of shareholders, the Board will consider any written recommendations of director candidates by shareholders received by the Corporate Secretary of the Company no later than 90 days before the anniversary of the previous year’s annual meeting of shareholders, except that if no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after such anniversary date, notice must be received by the 10th day following the date that public disclosure of the date of the annual meeting is given to shareholders.  Recommendations must be mailed to Analytical Surveys, Inc., 9725 Datapoint Drive, Suite 300B, San Antonio, Texas 78229, Attention: Corporate Secretary, and include all information regarding the candidate as would be required to be included in a proxy statement filed pursuant to the proxy rules promulgated by the Securities and Exchange Commission if the candidate were nominated by the Board (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).  The shareholder giving notice must provide (i) his or her name and address, as they appear on the Company’s books, and (ii) the class and number of shares of the Company which are beneficially owned by such shareholder.  The Company may require any proposed nominee to furnish such other information it may require to be set forth in a shareholder’s notice of nomination which pertains to the nominee.

Communications with Directors

The Board welcomes communications from its shareholders and other interested parties and has adopted a procedure for receiving and addressing those communications.  Stockholders and other interested parties may communicate any concerns they may have about the Company directly to either the full Board or one or more directors by mailing their communications to the Company at the following address:  [Director], Analytical Surveys, Inc., 9725 Datapoint Drive, Suite 300B, San Antonio, Texas 78229, Attention: Corporate Secretary (Board Matters).  The Corporate Secretary promptly will forward all stockholder communications and other communications from interested parties unopened to the intended recipient.

Directors’ Compensation

During fiscal 2004, non-employee directors of the Company were entitled to receive quarterly cash compensation of $2,500 for attendance at Board and Committee meetings.  Directors who are also employees of the Company do not receive any additional compensation for their service on the Board.

The Board grants to each newly appointed director, on a one-time basis, options to purchase a total of 7,500 shares of Common Stock.  No options were granted in fiscal 2004.

In fiscal 2005, director compensation was adjusted in order to attract new directors and provide compensation for attendance at more frequent meetings.  Effective January 2005, non-employee directors of the Company are entitled to receive quarterly cash compensation of $5,000 for attendance at Board and Committee meetings.  Committee chairmen and the Chairman of the Company are entitled to receive additional quarterly cash compensation of $1,250 for service as chairman.  Directors who are also employees of the Company do not receive any additional compensation for their service on the Board.  The Board grants to each newly appointed director, on a one-time basis, options to purchase a total of 15,000 shares of Common Stock.  Each of Mr. Roddy, Gistaro, and Weaver were granted options to purchase 15,000 shares of Common Stock in fiscal 2005.

The resignations of Mssrs. Kosberg, Illick, and Dean were a result of the relinquishment of control of the Board by Tonga.

Executive Officers and Other Key Employees

The following table sets forth the names, ages, and positions of the persons who are not directors and who are executive officers and other key employees of the Company.

NAME	AGE	POSITION

Brian Morrow	53	President and Chief Operating Officer

Brian, Morrow, 53, joined the Company as president and chief operating officer in June 2005.  From January 2003 through June 2005, Mr. Morrow served as a certified management consultant to various companies, including providing consulting services to the Company from March 2005 until his employment with the Company.  During this two-year period, Mr. Morrow’s experience included strategic business planning for the IPTV division (television delivered over the Internet) of Eagle Broadband (AMEX: EAG) and assisting several early-stage technology start-up companies, including interim roles as CEO of Peerseeker (handheld voice and data communications) and vice president of business development with NetSapiens (Voice over IP PBX solutions).  He also served as chairman of Peer-To-Peer Working Group, an international industry association of fifty companies that includes businesses such as Intel, HP, Cisco, and NTT from March 2001 until March 2002.  From July 2000 to December 2002 he served as President and Chief Operating Office of Endeavors Technology, a Java and .NET Web Services start-up company that developed Web collaboration and application delivery enterprise software, and was acquired by U.K.-based Tadpole Technology (London: TAD).  Previously, Morrow served as senior vice president of operations – Americas for Select Software Tools, Inc. (formerly Nasdaq: SLCTY), which was subsequently acquired by Computer Horizons Corporation.   He also served as director and general manager of Component-Based Development in the Software Division at Texas Instruments.   He holds a BS degree from Dalhousie University and an MBA in Finance from the University of Ottawa.

SUMMARY COMPENSATION TABLE

The following table sets forth a summary of certain information regarding the compensation of our Chief Executive Officer, the other executive officers and one former executive officer whose salary and bonus exceeded $100,000 during fiscal 2004 (the “named executive officers”) for the fiscal years ended September 30, 2004, 2003, and 2002.

		Annual Compensation			Long Term Compensation Awards
Name and Title	Year	Salary	Bonus	Other Annual Compensation (1)	Stock Options(2)	All Other Compensation (3)
		$	$	$	(#)	$
Wayne B. Fuquay(4)	2004	117,231	—	—	75,000	—
President and Chief	2003	—	—	—	—	—
Executive Officer	2002	—	—	—	—	—

Lori A. Jones(5)	2004	142,981	—	—	—	2,860
Chief Financial Officer	2003	88,269	3,500	—	25,000	1,558
	2002	—	—	—	—	—
Hamid Akhavan(6)	2004	68,557	—	—	20,000	1,251
Senior Vice President	2003	—	—	—	—	—
	2002	—	—	—	—	—

(1)                                  Certain perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total amounts reported in the Salary and Bonus columns in any of the fiscal years reported, except as indicated.

(2)                                  Long term compensation consists only of stock options.  The number of securities underlying stock options has been adjusted to reflect the Company’s one-for-ten reverse stock split effected in October 2002.

(3)                                  Other compensation includes the Company’s matching contributions to the 401(k) Incentive Savings Plan.

(4)                                  Mr. Fuquay resigned as Chief Executive Officer on December 20, 2004.  Mr. Fuquay’s annual compensation was $240,000. Mr. Fuquay joined ASI on March 23, 2004. Accordingly, compensation information included in the table represents only compensation from that date through September 30, 2004.

(5)                                  Ms. Jones was appointed Chief Executive Officer on December 20, 2004.  Ms. Jones’ annual compensation was increased to $175,000 in August 2004. Ms. Jones joined ASI on January 24, 2003. Accordingly, fiscal 2003 compensation information included in the table represents only compensation from that date through September 30, 2003.

(6)                                  Mr. Akhavan resigned as Senior Vice President on May 6, 2005.  Mr. Akhavan’s annual compensation was $155,000. Mr. Akhavan joined ASI as an executive officer on April 12, 2004. Accordingly, compensation information included in the table represents only compensation from that date through September 30, 2004.

The following table presents information regarding options granted to each of the named executive officers in fiscal year 2004.

OPTION GRANTS IN FISCAL 2004

Name	Number of Securities Underlying Options Granted(1)	Percent of Total Options to Employees In Fiscal Year	Exercise Price ($/sh)	Expiration Date	Potential Realizable Value(2) at Assumed Annual Rates of Stock Appreciation for Option Term
					5% ($)	10% ($)

Wayne B. Fuquay	75,000	65.22%	1.50	03/23/14	70,751	179,296
Lori A. Jones	—	—	—	—	—	—
Hamid Akhavan	20,000	17.39%	1.75	06/16/14	22,011	55,781

(1)                         All options vest equally at the end of each of four six-month periods. The number of securities underlying stock options has been adjusted to reflect our one-for-ten reverse stock split effected in October 2002.

(2)                         “Potential Realizable Value” is calculated based on the assumption that the price of the Common Stock will appreciate at the rates shown. The 5% and 10% assumed rates are mandated by the rules of the Securities Exchange Commission and do not reflect our estimate or projection of future stock prices. Actual gains, if any, realized upon future exercise of these options will depend on the actual performance of the Common Stock and the continued employment of the named executive officer through the vesting period of the option. The following table presents information regarding options exercised in the fiscal 2004 and the value of options outstanding at September 30, 2004, for each of the named executive officers.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION VALUES

Name	Shares acquired on exercise (#)	Value ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value ($) of Unexercised In-the- Money Options at Fiscal Year End
			Exercisable	Unexercisable	Exercisable	Unexercisable
Wayne B. Fuquay(2)	—	—	—	75,000	—	—
Lori A. Jones	15,000	$15,300	2,500	7,500	—	2,750
Hamid Akhavan(3)	—	—	5,000	15,000	—	—

(1)                                  The value of the unexercised in-the-money options is calculated using the closing bid price of our Common Stock on September 30, 2004, at $1.28 per share. Amounts reflected are based on the assumed value minus the exercise price and do not indicate actual sales or proceeds.

(2)                                  Resigned as President and Chief Executive Officer of the Company effective December 20, 2004.  Mr. Fuquay exercised his rights under the Option on December 28, 2004, and purchased 56,250 shares of our common stock at an exercise price of $1.50 per share.

(3)                                  Resigned effective May 6, 2005.  As of August 15, 2005, Mr. Akhavan holds options to purchase 3,750 shares of common stock.

Employment Contracts

Chief Executive Officer

On March 22, 2004, the Company entered into a one-year employment agreement with Mr. Wayne B. Fuquay providing for an annual base salary of $240,000 and an inducement stock option (“Option”) to purchase 75,000 shares of the Company’s Common Stock at $1.50 per share.  On December 20, 2004, the Company and Wayne Fuquay, the Company’s Chief Executive Officer, President and director, mutually agreed to terminate Mr. Fuquay’s employment agreement.  On December 23, 2004, the Company entered into a confidential Mutual Release and Settlement Agreement of All Claims pursuant to which the Company paid Mr. Fuquay $66,950, representing the remaining base salary and related benefits under his employment agreement, and vested pro rata 56,250 options previously granted to Mr. Fuquay.   Mr. Fuquay exercised his rights under the Option on December 28, 2004, and purchased 56,250 shares of our common stock at an exercise price of $1.50 per share.

The Board appointed Lori Jones as Chief Executive Officer on December 20, 2004.  Ms. Jones had served as the Company’s Chief Financial Officer since January 2003 (see “Chief Financial Officer”.)  Ms. Jones’ employment contract, which is effective April 1, 2005, provides for a base salary of $175,000 and bonus compensation of $50,000 for the achievement of certain corporate goals.  Upon termination of Ms. Jones’ employment without “cause” or if she resigns her employment for “good reason,” (as defined, which includes a termination of employment in connection with a change of control), Ms. Jones will continue to receive salary for a period of twelve months.  If Ms. Jones is terminated by the Company for “cause” (as defined) or if she terminates her employment voluntarily, she will not be entitled to receive severance pay.

Chief Financial Officer

Effective January 24, 2003, the Company entered into an employment agreement with Ms. Jones, providing for a base salary of $135,000. Her base salary was increased to $175,000 by a letter amendment in August 2004.  The employment agreement expired on March 31, 2005, and was amended to reflect her position as Chief Executive Officer. Pursuant to an amendment dated November 26, 2003, Ms. Jones was entitled to receive a $60,000 bonus payment upon the achievement of agreed-upon performance objectives for fiscal 2004.  The bonus payment was paid in January 2005.  Ms. Jones also participates in any and all plans that are maintained for the benefit of the Company executives or employees in general.

The position of Chief Financial Officer remains open as of August 15, 2005.

President and Chief Operating Officer

Effective June 5, 2005, Brian Morrow was employed as President and Chief Operating Officer.  The Company entered into an employment agreement with Mr. Morrow which provides for a base salary of $170,000, plus a $10,000 relocation allowance.  Mr. Morrow is entitled to participate in a bonus plan under which he may receive up to $30,000, depending on whether agreed-upon performance objectives for fiscal 2005 are satisfied. Mr. Morrow also participates in any and all plans that are maintained for the benefit of the Company executives or employees in general.  Upon termination of Mr. Morrow’s employment without “cause” (as defined), Mr. Morrow will continue to receive salary and benefits for six months.

Severance Agreements

In January 2004, Mr. J. Norman Rokosh resigned as President and Chief Executive Officer, effective February 29, 2004.   Mr. Rokosh continued to work with the Company until Mr. Wayne Fuquay was appointed as Chief Executive Officer on March 22, 2004.  From March 1, 2004 until May 31, 2004, the Company paid Mr. Rokosh an amount equal to his three months salary totaling $62,500, plus $1,250 related to employment benefit programs.

Effective April 5, 2004, Mr. Tom Bannon resigned as Senior Vice President – Operations.  Pursuant to the terms of his employment contract as amended by a Separation and Mutual Release Agreement, the Company paid Mr. Bannon an amount of $50,000 which is equal to three months base salary, plus $1,076 related to employment benefit programs.

On December 20, 2004, the Company and Wayne Fuquay, the Company’s Chief Executive Officer, President and director, mutually agreed to terminate Mr. Fuquay’s employment agreement. Mr. Fuquay departed the Company to pursue other interests. On December 23, 2004 the Company entered into a confidential Mutual Release and Settlement Agreement of All Claims pursuant to which the Company paid Mr. Fuquay $66,950, representing the remaining base salary and related benefits under his employment agreement, and vested pro rata 56,250 options previously granted to Mr. Fuquay.   Mr. Fuquay exercised his rights under the Option on December 28, 2004, and purchased 56,250 shares of our common stock at an exercise price of $1.50 per share.

Report of the Compensation Committee

The Compensation Committee follows established rationale and policies for compensating our executive officers.  The Compensation Committee evaluates the compensation packages of our chief executive officer and all of our other executive officers on an annual basis or at the end of a contract term.  The committee utilizes salary surveys and statistics to ensure compensation is commensurate for the office held and the size of the business.  Base salaries are also negotiated after giving consideration to the risks and responsibilities pertaining to the individual as a public company officer.  Bonus plans are included in the compensation package, but generally include only discretionary payments that are awarded based on Company performance.  Company performance includes, but is not limited to, achievement of revenue, profits, or achievement of qualitative rather than quantitative milestones, such as a successful solution to corporate challenges such as a successful negotiation or the settlement of litigation.  The following report of the Compensation Committee describes these policies and rationales with respect to the compensation paid to such executive officers for the fiscal year ended September 30, 2004.

Officer Compensation Policy.  The Compensation Committee’s fundamental policy is to provide a compensation program for executive officers that will enable the Company to attract and retain the services of highly-qualified individuals and offer our executive officers competitive compensation opportunities based upon overall performance and their individual contribution to our financial success.  The Compensation Committee uses third party compensation surveys and information to assure that executive compensation is set at levels within the current market range for companies in a similar industry and stage as the Company.  It is the committee’s objective to have a substantial portion of each officer’s compensation contingent upon our performance, as well as upon such officer’s own level of performance.  Bonus targets are established for each executive officer but are discretionary and are awarded based on Company and personal performance, which include revenue, operating results, new sales, achievement of qualitative milestones, retention incentives, and achievement of personal and Company goals.  Adjudication of bonus payments is based on the percentage of achievement of goals and evaluation of performance, with consideration given to the availability of cash and the overall position of the Company.

Employment Agreements. During fiscal 2004, the executive officers were employed pursuant to written employment agreements or letter agreements, with the exception of Mr. Rokosh.  The Compensation Committee has considered the advisability of using employment or letter agreements and has determined that it is in the Company’s best interests because it permits the Company to achieve its desired goals of motivating and retaining the best possible executive talent. Each employment agreement or letter agreement separately reflects the terms that the Compensation Committee felt were appropriate and necessary to recruit and retain the services of the particular executive officer, within the framework of our compensation policies.

Components of Executive Compensation.  Each executive officer’s compensation package is comprised of three elements: base salary, which is designed to be competitive with salary levels of similar companies that compete with the Company for executive talent and reflects individual performance and the executive’s contribution; performance bonuses, which are based on the terms of the employment agreements; and long-term stock option awards, which create common interests for the executive officers and the shareholders.

Base Salary.  The salaries paid to the executive officers in fiscal 2004 were based on the terms of their employment agreements or letter agreements, with the exception of Mr. Rokosh, and are set forth in the summary compensation table.

Bonuses.  The executive officers are entitled to annual bonuses based upon the terms of their employment agreements (see “Employment Contracts” above) and discretionary bonuses based on their respective performance.  Ms. Jones received $3,500 discretionary bonus pay in fiscal 2004.  Subsequent to the end of fiscal 2004, Ms. Jones received $60,000 bonus compensation pursuant to the November 2003 amendment to her employment contract as Chief Financial Officer.

Stock Option Plans.  The following is a list of the Company’s Stock Option Plans:  1993 Non-Qualified Stock Option Plan; 1997 Incentive Stock Option Plan; Officer and Employee Recruitment Stock Incentive Plan; 2000 Stock Incentive Plan and 2003 Non-Qualified Stock Option Plan, as amended and supplemented. The Analytical Surveys, Inc. 1993 Non-Qualified Stock Option Plan expired on September 30, 2003. The 9,428 options outstanding under the plan will expire between June 2007 and August 2013 unless otherwise forfeited, cancelled or exercised. The option plans are long-term incentive plans for employees and are intended to align shareholder and employee interests by establishing a direct link between long-term rewards and the value of the Company’s Common Stock. The Compensation Committee believes that long-term stock incentives for executive officers and employees are an important factor in retaining valued employees. Because the value of an option bears a direct relationship to the Company’s Common Stock price, the Compensation Committee believes that options motivate officers and employees to manage the Company in a manner that will benefit all shareholders.

The options granted to the executive officers in fiscal 2004 were made in accordance with the terms of their employment agreements (see “Employment Contracts”) or at the discretion of the Board.  Information with respect to option grants in fiscal 2004 and 2003 to the executive officers is set forth in the Option Grants Table.  The Compensation Committee views stock option grants as important components of the Company’s long-term, performance-based compensation philosophy.

CEO Compensation. The compensation paid to Mr. Fuquay during fiscal 2004 was based upon the terms of his employment agreement that began on March 22, 2004. Such agreement is described under “Employment Contracts.”  Mr. Fuquay’s base salary was designed to be competitive with salary levels of chief executive officers of similar companies that compete with the Company for executive talent and to be reflective of his performance and contribution to the Company.  See also Severance Agreements.

Former CEO Compensation.  Mr. Rokosh served as the Company’s CEO during fiscal 2004 until his resignation in January 2004.  His employment agreement expired on September 30, 2003.  Mr. Rokosh’s compensation during fiscal 2004 was based upon an annual $250,000 base salary.  Mr. Rokosh was also eligible for bonus compensation of up to $37,500 per quarter through September 30, 2003.  During fiscal 2004, no bonus compensation was paid to Mr. Rokosh; however, the Company recorded $38,654 of travel and living expenses as income to Mr. Rokosh.  See also Severance Agreements.

Deductibility of Executive Compensation.  The Compensation Committee is responsible for addressing the issues raised by Internal Revenue Code Section 162(m). Section 162 (m) limits to $1 million the Company’s deduction for compensation paid to certain of the Company’s executive officers who not qualify as “performance-based.”  To qualify as performance based under Section 162(m), compensation payments must be made pursuant to a plan that is administered by a committee of outside directors and must be based on achieving objective performance goals.  In addition, the material terms of the plan must be disclosed to and approved by shareholders, and the Compensation Committee must certify that the performance goals were achieved before payments can be awarded.  We believe that all compensation paid to the Company’s executive officers listed in the summary compensation table in fiscal 2004 is fully deductible and that compensation paid under the plans will continue to be deductible.  The committee’s present intention is to comply with the requirements of Section 162(m) unless and until the committee determines that compliance would not be in the best interest of the Company and its shareholders.

By the Board of Directors
Tom Roddy, Chairman
Edward P. Gistaro
Lori A. Jones

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee of the Board was, during fiscal 2004, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries or had any relationship requiring disclosure by the Company.  During fiscal 2004, no executive officer of the Company served as (i) a member of the Compensation Committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Board, or (iii) a member of the compensation committee (or other Board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers to file with the Securities and Exchange Commission and NASDAQ initial reports of ownership and reports of changes in ownership of Common Stock.  Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all its directors and executive officers during fiscal 2004 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the shares of Common Stock (the only outstanding class of voting securities of the Company) owned of record and beneficially as of August 10, 2005, unless otherwise specified, by (i) all persons known to possess voting or dispositive power over more than 5% of the Common Stock, (ii) each director and named executive officer, and (iii) all directors and executive officers of the Company as a group: (Except as otherwise noted in the table, each person or group identified possesses sole voting and investment power with respect to such shares, subject to community property laws, where applicable, and the address of each shareholder is c/o Analytical Surveys, Inc., 9725 Datapoint Drive, Suite 300B, San Antonio, Texas 78229.)

	Amount and Nature of Beneficial Ownership (1)	Percentage of Class
Edward P. Gistaro (2)*	3,750		**
Lori A. Jones (3) *	17,840		**
Brian Morrow	—		**
Thomas P. Roddy (2)*	3,750		**

All directors and executive officers as a group (4 persons) (5)	25,340	1%

*                                      Nominee for Director

**                               Less than 1%

(1)                               All persons have sole voting and investment power with respect to their shares.  All amounts shown in this column include shares obtainable upon exercise of stock options currently exercisable or exercisable within 60 days of the date of this table.

(2)                               Includes 3,750 shares of Common Stock underlying options that are exercisable within 60 days of August 10, 2005.

(3)                               Includes 10,000 shares of Common Stock underlying options that are exercisable within 60 days of August 10, 2005.

Certain Relationships and Related Transaction

On April 2, 2002, Tonga invested $2.0 million in ASI in exchange for a senior secured convertible promissory (“Old Note”) and the issuance of the Warrant to purchase 500,000 shares of the Company’s Common Stock.  As part of the transaction, Tonga received the right to appoint a majority of the Board until April 2, 2005.

On November 6, 2003, Tonga converted $300,000 in principal amount of the Old Note at the conversion price of $1.24 plus accrued interest into 261,458 shares of our Common Stock, which was 90% of the average closing bid prices for our Common Stock for the three trading days having the lowest closing bid price during the 20 trading days immediately prior to the conversion date.  The Second Note having the same terms as the Old Note was issued to Tonga on November 4, 2003, for the remaining $1.7 million in principal amount not converted under the Old Note.  On June 30, 2004, we restructured the Second Note to cure an event of default that was triggered when the Registration Statement on Form S-3 filed with the SEC on December 30, 2003, was not declared effective by the SEC as required by the terms of the Second Note. See Note 3 to the consolidated financial statements.  The maturity date of the  $1.7 million Restructured Note was extended to January 2, 2006, and was payable at Tonga’s option in cash or shares of our Common Stock. Tonga retained the ability to convert the Restructured Note for shares of our Common Stock at any time, waived $134,000 in accrued interest on the Second Note, waived its rights to assess liquidated damages pursuant to the Second Note, relinquished its rights under the Warrant and canceled the Warrant.

On November 10, 2004, Tonga converted the Restructured Note and accrued interest into shares of our Common Stock.  As provided by the terms of the Restructured Note, the conversion price was equal to 90% of the average closing bid prices for the three trading days having the lowest closing bid price during the 20 trading days immediately prior to the conversion date.  Accordingly, we issued 1,701,349 shares at the conversion price of $1.05 per share.  The newly issued shares increased our total common shares outstanding from 1,104,173 to 2,805,522.  Tonga owned 67% of our outstanding shares immediately after the conversion.  According to filings made by Tonga under Section 16 of the Exchange Act, Tonga liquidated its holdings of our Common Stock by November 15, 2004.  Tonga simultaneously relinquished its right to appoint directors, which may result in the appointment of new independent directors and relinquishment of Tonga’s control.

COMMON STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total return on the Company’s Common Stock with the index of the cumulative total return for the Nasdaq Stock Market (U.S.) (“Total U.S.”) and the index of the Nasdaq Computer and Data Processing Services Stocks (“DP&S”). The graph assumes that $100 was invested on October 1, 1999, and that all dividends, if any, were reinvested.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG ANALYTICAL SURVEYS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

* $100 invested on 9/30/99 in stock or index-including reinvestment of dividends. Fiscal year ending September 30.

The following data points were used in constructing the performance graph:

	4. Cumulative Total Return
	10/01/99	10/01/00	10/01/01	10/01/02	10/01/03	10/01/04
ANALYTICAL SURVEYS, INC	100.00	12.70	4.38	1.27	0.96	0.83

NASDAQ STOCK MARKET (U.S.)	100.00	159.85	56.32	49.18	58.43	65.29

NASDAQ COMPUTER & DATA PROCESSING	100.00	133.12	50.35	39.12	55.40	62.98

Audit Committee Report

In accordance with a written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company’s financial reporting processes.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.

In this context, the Audit Committee has met and held discussions with management and the independent auditors.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.  The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, including the quality and acceptability of the Company’s financial reporting process and controls.

The Audit Committee has discussed with the Company’s independent auditors the overall scope and plans for their respective audit.  The Audit Committee meets at least annually with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s accounting principles.

In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures required by the Independence Standard Boards Standard No. 1 (Independence Discussions with Audit Committees) and also considered whether the provision of any non-audit services included below under “Principal Accountant Fees and Service” is compatible with maintaining their independence.

In performing all of these functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management and independent auditors, which, in their report, express an opinion on the conformity of the Company’s annual financial statements to accounting principles generally accepted in the United States.  In reliance on the reviews and discussions referred to in this Report and in light of its role and responsibilities, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements of the Company for the three years ended September 30, 2004 be included for filing with the Securities and Exchange Commission in the Company’s Annual Report on Form 10-K for the year ended September 30, 2004.  The Committee has also approved, subject to stockholder ratification, the selection of Pannell Kerr Forster of Texas, P.C.,  as successors to KPMG, LLP, as the Company’s independent auditors for fiscal 2004, and the Board concurred in its approval.

The Members of the Audit Committee, as of the date of the filing of the Company’s annual report on Form 10-K for the year ended September 30, 2004
Christopher Illick, Chairman
Christopher Dean
J. Livingston Kosberg

PROPOSAL NO. 2 - APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board, upon recommendation of its Audit Committee, has approved and recommends the appointment of Pannell Kerr Forster of Texas, P.C. (“PKF”), as independent public accountants to conduct an audit of the Company’s financial statements for the fiscal year ending September 30, 2005.  This firm has acted as independent public accountants for the Company since August 2004.

The firm of KPMG LLP (“KPMG”) has previously served as the principal independent public accountant for the Company.  On July 23, 2004, the Company’s Audit Committee made a determination to no longer engage KPMG as the Company’s independent public accountants and engaged PKF on August 6, 2004 to serve as the Company’s independent public accountants for the fiscal year ended September 30, 2004.

KPMG’s reports on the Company’s consolidated financial statements for each of the fiscal years ended September 30, 2003 and 2002 did not contain an adverse opinion or a disclaimer opinion, but did contain a qualification that expresses substantial doubt about the Company’s ability to continue as a going concern.  This qualification was based on the significant operating losses reported in fiscal 2003 and 2002 and a lack of external financing to fund working capital and debt requirements.  KPMG’s report on the Company’s consolidated financial statements for the fiscal year ended September 30, 2003, contains the following modifications: (i) the Company changed its method of accounting for goodwill in 2002, and (ii) the Company restated the consolidated balance sheets as of September 30, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for the years ended September 30, 2003 and 2002.

In connection with the audits of the fiscal years ended September 30, 2003 and 2002, and the subsequent interim period through August 6, 2004, there were no disagreements with KPMG on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which, if not resolved to KPMG’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years.  During the fiscal years ended September 30, 2003 and 2002, and the subsequent interim period through August 6, 2004, there have been no “reportable events” (as defined in Regulation S-K Item 304(a)(i)(v) requiring disclosure pursuant to Item 304(a)(i)(v) of Regulation S-K.

During the fiscal years ended September 30, 2003 and 2002, and the interim period ended August 6, 2004, the Company did not consult PKF with respect to any other matters which were the subject of any disagreement or any reportable event, or on the application of accounting principles to a specified transaction, either completed or proposed.

Representatives from PKF are expected to be available telephonically at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting, if they so desire.  PKF representatives will also be available to respond to appropriate questions from shareholders.  Representatives from KMPG are not expected to be present or otherwise available at the Annual Meeting.

Required Vote

In accordance with the Company’s bylaws, ratification of the appointment of independent public accountants will require the affirmative vote of a majority of the shares of Common Stock voted on the matter.  Accordingly, abstentions and broker non-votes applicable to shares of Common Stock present at the Annual Meeting will not be included in the tabulation of votes cast on this proposal.  In the event confirmation is not obtained, the Board will review its selection of the Company’s independent auditors for the fiscal year ending September 30, 2004.

The Board recommends a vote “For” ratification of the appointment of Pannell Kerr Forster of Texas, P.C., as independent public accountants.

Principal Accountant Fees and Services

Audit Fees

The aggregate fees billed for professional services rendered by PKF for the audit of our financial statements for the fiscal year ended September 30, 2004, and for the review of the financial statements included in our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission for that year were $91,500.

The aggregate fees billed for professional services rendered by KPMG for the audit of the Company’s financial statements for each of the fiscal years ended September 30, 2004 and September 30, 2003, and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission were $30,000 and $158,000, respectively.

Audit-Related Fees

The aggregate fees billed for professional services rendered by PKF that are related to the performance of the audit or review of our financial statement but not reportable as Audit Fees totaled $37,000 and $0 for the fiscal years ended September 30, 2004, or September 30, 2003.  The fees were related to review of miscellaneous filings and to the audit of the Company’s Puerto Rican operations.

The aggregate fees billed for professional services rendered by KPMG for assurance and related services in each of the fiscal years ended September 30, 2004 or September 30, 2003, were $182,222 and $0.

Tax Fees

The aggregate fees billed for professional services rendered by PKF for tax compliance, tax advice, and tax planning in each of the fiscal years ended September 30, 2004, and September 30, 2003, were $17,000 and $0, respectively.  Tax fees in fiscal 2004 were incurred for preparation of our federal and state income tax and Puerto Rican tax compliance services.

The aggregate fees billed for professional services rendered by KPMG for tax compliance, tax advice, and tax planning in each of the fiscal years ended September 30, 2004, and September 30, 2003, were $0 and $23,500, respectively.  Tax fees in fiscal 2003 were incurred for preparation of our federal and state income tax returns as well as for a review of Internal Revenue Code Section 382 rules related to a proposed transaction and Puerto Rican tax compliance services.

All Other Fees

There were no other fees billed in either of the fiscal years ended September 30, 2004, or September 30, 2003, for services rendered by PKF or by KPMG not reportable as Audit Fees, Audit-Related Fees or Tax Fees.

Audit Committee Pre-Approval Policies

The Audit Committee has established a policy intended to clearly define the scope of services performed by the Company’s independent auditors for non-audit services.  This policy relates to audit services, audit-related services, tax and all other services which may be provided by the Company’s independent auditor and is intended to assure that such services do not impair the auditor’s independence.  The policy requires the pre-approval by the Audit Committee of all services to be provided by the Company’s independent auditor.  Under the policy, the Audit Committee will annually review and pre-approve the services that may be provided by the independent auditor without obtaining specific pre-approval from the Audit Committee or its designee.  In addition, the Audit Committee may delegate pre-approval authority to one or more of its members.  The member or members to whom such authority is delegated is required to report to the Audit Committee at its next meeting any services which such member or members has approved.  The policy also provides that the Audit Committee will pre-approve the fee levels for all services to be provided by the independent auditor.  Any proposed services exceeding these levels will require pre-approval by the Audit Committee.

All of the services provided by the Company’s principal accounting firm described above under the captions Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees were approved by the Audit Committee and the Audit Committee has determined that the auditor independence has not been compromised as a result of providing these services and receiving the fees for such services as noted above.

OTHER MATTERS

The Board knows of no other matters than those described above which are likely to come before the Annual Meeting.  If any other matters properly come before the Annual Meeting, persons named in the accompanying form of proxy intend to vote such proxy in accordance with their best judgment on such matters.

STOCKHOLDER PROPOSALS

Any proposals of holders of Common Stock of the Company intended to be presented at the annual meeting of shareholders of the Company to be held in 2005 must be received by the Company, addressed to the Secretary of the Company, 9725 Datapoint Drive, Suite 300B, San Antonio, Texas 78229, no later than April 12, 2006, to be included in the proxy statement relating to that meeting.  Any such proposal must comply with Securities and Exchange Commission rules and regulations regarding inclusion of shareholder proposals in Company-sponsored proxy materials.

Any holder of Common Stock of the Company desiring to present a proposal or to nominate a person for election to the Board of the Company, or desiring to bring business before the 2005 annual meeting of shareholders in a form other than a shareholder proposal in accordance with the preceding paragraph must provide notice of such proposal to the Company not later than June 26, 2005.  Otherwise, the proxies will have discretionary authority to vote on the matter.

EXPENSES OF SOLICITATION

The cost of solicitation of proxies will be paid by the Company.  In addition to solicitation by mail, solicitation of proxies may be made by telephone, the Internet, personal interview, special letter, or telecopy by regular employees of the Company.  Brokerage firms will be requested to forward proxy materials to beneficial owners of shares registered in their names and will be reimbursed for their reasonable expenses.

By Order of the Board of Directors

Lori Jones, Secretary

August 18, 2005

THE COMPANY WILL FURNISH WITHOUT CHARGE ADDITIONAL COPIES OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2004, TO INTERESTED SECURITY HOLDERS ON REQUEST.  THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBITS DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY’S FURNISHING SUCH EXHIBITS.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE SECRETARY AT THE COMPANY’S ADDRESS PREVIOUSLY SET FORTH.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

9725 DATAPOINT DRIVE, SUITE 300B
SAN ANTONIO, TX 78229
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Analytical Surveys, Inc., in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Analytical Surveys, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

ANLSV1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ANALYTICAL SURVEYS, INC.
The Board of Directors unanimously
recommends a vote FOR the election of the
nominees listed below.
To withhold authority to vote for any nominee,
		For	Withhold	For All	mark “For All Except” and write the nominee’s
PROPOSAL 1:	ELECTION OF DIRECTORS	All	All	Except	number on the line below.

Nominees:	01) R. Thomas Roddy
	02) Edward P. Gistaro	☐	☐	☐
03) Rad Weaver
04) Lori A. Jones

The Board of Directors recommends a vote “FOR” the ratification set forth below.
					For	Against	Abstain
PROPOSAL 2:	RATIFY THE APPOINTMENT OF PANNELL KERR FORSTER OF TEXAS, P.C. AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2005.

					☐	☐	☐

PROPOSAL 3:	TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.				☐	☐	☐

(Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. If held by a corporation, please sign in full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership’s name by authorized partner or officer. For joint accounts, each joint owner should sign.)

		Yes	No

Please indicate if you plan to attend this meeting		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)		Date

PROXY	ANALYTICAL SURVEYS, INC.	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Analytical Surveys, Inc. (the “Company”) hereby appoints Brian Morrow and Barry Golko, and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution and revocation, to vote in respect of the undersigned’s shares of the Company’s Common Stock standing in the undersigned’s name on the books of the Company at the Annual Meeting of Shareholders of the Company to be held at the Company’s corporate offices at 9725 Datapoint Drive, Suite 300B, San Antonio, Texas 78229, at 10:00 a.m., CDT, on Thursday, September 29, 2005, or at any adjournment(s) thereof, with all the powers which the undersigned would possess if personally present at the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE DIRECTOR NOMINEES SET FORTH ON THE REVERSE SIDE AND “FOR” THE RATIFICATION OF PANNELL KERR FORSTER OF TEXAS, P.C. AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS AND IN THE DISCRETION OF THE PROXIES FOR SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. RECEIPT OF NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND THE PROXY STATEMENT DATED AUGUST 18, 2005 IS HEREBY ACKNOWLEDGED. All prior proxies are hereby revoked.

PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD USING THE ENCLOSED ENVELOPE.